EXHIBIT 10.33

RESTRICTED SHARE AGREEMENT

UNDER THE

KNOLL INC.

1999 STOCK INCENTIVE PLAN

THIS AGREEMENT is made effective as of the      day of             ,          (the “Grant Date”), between Knoll, Inc., a Delaware corporation (the “Company”), and                                  (the “Grantee”). Except as otherwise specifically provided herein, capitalized terms used herein shall have the meanings attributed thereto in the Knoll, Inc. 1999 Stock Incentive Plan (the “Plan”).

WHEREAS, pursuant to the Plan, the Company desires to grant the Grantee Restricted Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Restricted Shares. The Company hereby grants to the Grantee                          Restricted Shares (the “Restricted Shares”) on the terms and conditions set forth herein. The Restricted Shares granted hereunder shall be registered in the Grantee’s name, but the certificates evidencing such Restricted Shares shall be appropriately legended and retained by the Company during the period prior to the vesting of such shares as set forth in Section 3 hereof (the “Restriction Period”). The Grantee shall execute a stock power, in blank, with respect to such Restricted Shares and deliver the same to the Company. The Grantee expressly acknowledges receipt of a copy of the Plan and agrees to be bound by all of the provisions of this Agreement and the Plan.

2. Non-Transferability. During the Restriction Period, the Grantee may not sell, transfer, pledge, or otherwise encumber or dispose of the Restricted Shares.

3. Vesting and Lapse of Restrictions; Forfeiture.

(a) Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

(i) “Cause” means Cause as defined in any employment agreement between the Grantee and the Company or any Subsidiary or, in the absence of any such definition, means (A) the substantial and continued failure of the Grantee to perform material duties reasonably required of the Grantee by the Company or any Subsidiary (it being understood that a failure to attain performance objectives shall not in and of itself be treated as a failure to perform material duties for purpose of this clause (A)) for a period of not less than thirty (30) consecutive days, provided notice in writing from the Company is given to the Grantee specifying in reasonable detail the circumstances constituting such substantial and continued failure, (B) conduct by the Grantee substantially disloyal to the Company which conduct is identified in reasonable detail by notice in writing from the Company and which conduct, if susceptible of cure, is not cured by the Grantee within 30 days of the Grantee’s receipt of such notice, (C) any act of fraud, embezzlement or misappropriation by the Grantee against the Company or any Subsidiary, or (D) the conviction of the Grantee of a felony or plea by the Grantee of guilty or “nolo contendre” to the charge of a felony. The definition of “Cause” herein shall not modify, amend or otherwise affect the definition of “Cause” in any employment or other agreement with the Company or any Subsidiary.

(ii) “Disability” means Disability as defined in any employment agreement between the Grantee and the Company or any Subsidiary or, in the absence of any such definition, means any physical or mental disability or infirmity that prevents the performance of the Grantee’s duties with the Company or Subsidiary for a period of (i) ninety (90) consecutive days or (ii) one hundred eighty (180) non-consecutive days during any twelve (12) month period. The definition of “Disability” herein shall not modify, amend or otherwise affect the definition of “Disability” in any employment or other agreement with the Company or any Subsidiary.

(iii) “Qualified Termination” shall mean a termination of employment with the Company and all Subsidiaries on account of Disability, death or upon a Without Cause Termination.

(iv) “Subsidiary” shall mean an entity that the Company owns, whether directly or indirectly, greater than fifty percent (50%) of such entity’s capital stock.

(v) “Without Cause Termination” shall mean a termination of employment by the Company or a Subsidiary without Cause.

(b) Vesting. Except as otherwise specifically provided in this Section 3, the vesting of any Restricted Share is contingent on the Grantee’s continuous employment by the Company or a Subsidiary, from the Grant Date through the vesting date. The Restriction Period with respect to any Restricted Share shall commence on the Grant Date and shall lapse as to such Restricted Share on the date that such share becomes vested pursuant to this Section 3. Except as otherwise provided in this Section 3 and to the extent such vesting has not been accelerated upon a termination of employment or a Change in Control, as set forth below, the Restricted Shares shall vest, and the restrictions imposed thereon shall lapse, as follows:

(i) one-third of the Restricted Shares shall vest and the restrictions imposed thereon shall lapse on the first anniversary of the Grant Date; provided, however, that if such date is in a Blackout Period under, and as defined in, the Knoll, Inc. Insider Trading Policy applicable to the Grantee, then the shares shall not vest until the first date upon which the Grantee next may trade under the Knoll, Inc. Insider Trading Policy, and, provided further, that notwithstanding the foregoing, such shares shall be deemed vested during such Blackout Period solely for purposes of Section 3(e) hereunder;

(ii) one-third of the Restricted Shares shall vest and the restrictions imposed thereon shall lapse on the second anniversary of the Grant Date; provided, however, that if such date is in a Blackout Period under, and as defined in, the Knoll, Inc. Insider Trading Policy applicable to the Grantee, then the shares shall not vest until the first date upon which the

Grantee next may trade under the Knoll, Inc. Insider Trading Policy, and, provided further, that notwithstanding the foregoing, such shares shall be deemed vested during such Blackout Period solely for purposes of Section 3(e) hereunder; and

(iii) one-third of the Restricted Shares shall vest and the restrictions imposed thereon shall lapse on the third anniversary of the Grant Date; provided, however, that if such date is in a Blackout Period under, and as defined in, the Knoll, Inc. Insider Trading Policy applicable to the Grantee, then the shares shall not vest until the first date upon which the Grantee next may trade under the Knoll, Inc. Insider Trading Policy, and, provided further, that notwithstanding the foregoing, such shares shall be deemed vested during such Blackout Period solely for purposes of Section 3(e) hereunder.

(c) Accelerated Vesting on a Change in Control. Notwithstanding anything herein to the contrary, in the event that a Change in Control (as defined in Exhibit A hereto) occurs while the Grantee is employed with the Company or a Subsidiary, a pro rata portion of the Restricted Shares shall immediately become fully vested and the restrictions imposed thereon shall lapse on a pro rata basis as follows. The number of Restricted Shares that shall vest on account of a Change in Control shall be determined by multiplying all of the Restricted Shares (including vested and unvested) by a fraction, the numerator of which shall be the number of full months of employment from the Grant Date through the date of the Change in Control and the denominator of which shall be 36, and then subtracting the number of Restricted Shares that had vested prior to the date of the Change in Control; provided, however, that in no event shall the number subject to such pro rata vesting be less than zero and in no event shall a Change in Control result in forfeiture of any Restricted Shares vested prior to such Change in Control. The date of such pro rata vesting in the event of a Change in Control shall be the date of such Change in Control.

(d) Accelerated Vesting on Termination of Employment. If the Grantee shall cease to be employed by the Company and all Subsidiaries by reason of a Qualified Termination, a pro rata portion of the Restricted Shares shall vest and the Restriction Period thereon shall lapse on a pro rata basis as follows:

(i) The number of Restricted Shares that shall vest in the event of a Qualified Termination shall be determined by multiplying all of the Restricted Shares (including vested and unvested) by a fraction, the numerator of which shall be the number of full months of employment from the Grant Date through the date of termination and the denominator of which shall be 36, and then subtracting the number of Restricted Shares that had vested prior to the date of the Qualified Termination; provided, however that in no event shall the number subject to such pro rata vesting be less than zero and in no event shall a Qualified Termination result in forfeiture of any Restricted Shares vested prior to such Qualified Termination.

(ii) The date of such pro rata vesting in the event of a Qualified Termination shall be the date of such Qualified Termination.

(e) Forfeiture on Termination of Employment. If the Grantee’s employment with the Company and all Subsidiaries is terminated for any reason, except for those Restricted Shares that are subject to pro rata vesting upon a Qualified Termination, the Restricted Shares, to the extent not vested prior to such termination, shall be immediately forfeited to the Company and the Grantee shall have no further rights with respect to such shares, but all vested shares shall continue to be owned by the Grantee.

(f) Committee Determination. Except as otherwise provided in Section 3, whether employment has been terminated for the purposes of this Agreement, and the reasons therefore, shall be determined by the Committee, whose determination shall be final, binding and conclusive.

4. Delivery of Share Certificates. Upon the vesting of any Restricted Shares granted hereunder but subject to satisfaction of the federal, state and local tax withholding requirements set forth below, the stock certificates evidencing such Restricted Shares shall be delivered promptly to the Grantee. In the case of the Grantee’s death, such certificates will be delivered to the beneficiary designated in writing by the Grantee pursuant to a form of designation provided by the Company, to the Grantee’s legatee or legatees, or to his personal representatives or distributees, as the case may be.

5. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

6. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware, without reference to the principles of conflicts of law thereof. Each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in the United States District Court - District of Delaware and the Delaware State courts, in any legal action, equitable suit or other proceeding arising out of or related to this Agreement.

7. Withholding. The delivery to the Grantee of stock certificates representing Restricted Shares that have vested shall be subject to the payment by the Participant to the Company of all federal, state or local taxes required by law to be withheld by the Company. The Grantee may be required to pay to the Company in cash or cash equivalents, either prior to or concurrent with the delivery of certificates representing Restricted Shares that have vested, the amount required by law to be withheld by the Company. The Company, in its sole discretion, may withhold from the number of shares of Common Stock to be delivered upon vesting of the Restricted Shares, such number of shares having an aggregate fair market value equal to minimum amount of the federal, state and local taxes required by law to be withheld by the Company. The Committee may establish other rules and procedures to allow the Grantee to satisfy and to facilitate the required tax withholding from time to time.

8. No Employment Rights. The establishment of the Plan and the grant of Restricted Shares hereunder shall not be construed as granting to the Grantee the right to remain in the employ of the Company or any Subsidiary, nor shall the Plan or this Agreement be construed as limiting the right of the Company or any Subsidiary to discharge the Grantee from employment at any time for any reason whatsoever, with or without Cause.

9. No Liability. No member of the Committee or the Board of Directors of the Company shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or Board nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee, each member of the Board and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or this Agreement may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan or this Agreement unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

10. Headings. Headings are for the convenience of the parties and are not deemed to be a part of this Agreement.

11. Plan. The terms of the Plan, a copy of which is attached hereto, are made part of this Agreement and are incorporated herein by reference. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern.

EXECUTED effective as of the day and year first written above.

KNOLL, INC.

By:
Name:	Barry L. McCabe
Title:	Sr. V.P. & Chief Financial Officer

GRANTEE:
Name:

EXHIBIT A

Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if: (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), and as used in Sections 13(d) and 14(d) thereof, including any “group” as defined in Section 13(d)(3) thereof (a “Person”), but excluding the Company, any majority owned subsidiary of the Company (a “Subsidiary”), and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), becomes the beneficial owner of shares of the Company having at least 50% of the total number of votes that may be cast for the election of directors of the Company, provided, however, that such an event shall not constitute a Change in Control if the acquiring Person has entered into an agreement with the Company approved by the Board which materially restricts the right of such Person to direct or influence the management or policies of the Company; (ii) the shareholders of the Company shall approve, and there shall have been consummated, any merger or other business combination of the Company, sale of the Company’s assets or combination of the foregoing transactions (a “Transaction”) other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity; or (iii) within any 24-month period beginning on the Grant Date, the persons who were members of the Board on or immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of members of the Board or the board of directors of any successor to the Company, provided that any director who was not a director as of the Grant Date, shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors, either actually or by prior operation of this definition.